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                                                                   EXHIBIT 10.28

                         PETsMART JOINT MARKETING PLAN
                                YEAR 2000 PLANS

1. Scope. In accordance with the Marketing Agreement between PETsMART, Inc. (PETsMART) and PETsMART.com, Inc. (PETsMART.com), this plan outlines the specific plans to promote PETsMART in PETsMART.com's advertising, promotional materials and its website.

2. Online Co-Branding. For the fees set forth below in Section 5 ("Payment"), PETsMART.com will ensure that PETsMART stores are prominently mentioned throughout the PETsMART.com Website. Without limiting the foregoing, PETsMART and PETsMART.com agree to the following specific advertising guidelines:

     a. Retail Stores Trailer. PETsMART.com will provide superimposed text with an advertising message about PETsMART retail stores in [*];

     b. Store Locator. PETsMART.com will provide an on-line store locator that will be accessible directly from the site's home page (Note: maintenance of the locations and cost of third party mapping software such as mapquest will be the responsibility and cost of PETsMART stores.); and

     c. On-site Promotion of PETsMART Stores. PETsMART.com will provide PETsMART's retail stores with prominent presence throughout the Website; including making available access of systems to dispense store coupons (system and maintenance is PETsMART's responsibility).

3. Package. Subject to PETsMART.com's [*] pursuant to the Distribution And Fulfillment Agreement.

4. Affinity Programs. For the fees set forth below in Section 5 ("Payment"), PETsMART and PETsMART.com will develop shared customer benefits and customer loyalty programs, which shall include the ability by customers to redeem benefits in both retail and online channels. Allocation of costs for administering the programs (as opposed to development of the programs) will be determined by the Relationship Managers, with the intention of allocating costs in proportion to the value received by each party.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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5.   Payment.

     5.1 In consideration of the above services, PETsMART will pay PETsMART.com [*] payable in accordance with Section 9 of the Marketing Agreement.

6. Annual Renewal. The terms of this annual plan remain in effect in subsequent years until the Relationship Managers agree the successive plan to in writing.


AGREED AND ACCEPTED

PETsMART.com                                PETsMART
Relationship Manager:                       Relationship Manager:


  /s/  Michael Houlahan                       /s/ Ken Banks
-------------------------------             -------------------------------
By:  Michael Houlahan                       By:  Ken Banks
Title:                                      Title:
Add:  35 Hugus Alley, Suite 210             Add:  19601 North 27th Avenue
      Pasadena, CA  91103                         Phoenix, AZ  85207
Fax:  (626) 817-7101                        Fax:  (623) 580-6513


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.